Exhibit 23.2

FAX (303) 623-4258
621 SEVENTEENTH STREET SUITE 1550	DENVER, COLORADO 80293	TELEPHONE (303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our report letter dated February 18, 2021, included in the Annual Report on Form 10-K of Extraction Oil & Gas, Inc. (the “Company”). We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, and of our report letter dated February 18, 2021, into the Company’s registration statements on (i) Form S-8 (File Nos. 333-214089, 333-232943, and 333-252255), including any amendments thereto and (ii) on Form S-3 (File Nos. 333-229767 and 333-228202), as amended and including any further amendments thereto, in accordance with the requirements of the Securities Act of 1933, as amended.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado
March 18, 2021